      As filed with the Securities and Exchange Commission on May 10, 1996
                                        Registration No. 33-
                                                            -----------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 -----------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -----------

                              MICROGRAFX, INC.
           (Exact name of registrant as specified in its charter)


         TEXAS                                  75-1952080
(State or other jurisdiction                    (I.R.S. Employer of
incorporation or organization)                  Identification No.)


                                1303 ARAPAHO
                           RICHARDSON, TEXAS 75081
        (Address of principal executive offices, including zip code)

                                 -----------

                              MICROGRAFX, INC.
                       1995 DIRECTOR STOCK OPTION PLAN
                          (Full Title of the Plan)

                                 -----------

GREGORY A. PETERS                                  Copies of Communications to:
Micrografx, Inc.                                   L. STEVEN LESHIN, ESQ.
1303 Arapaho                                       Jenkens & Gilchrist, a
Richardson, Texas  75081                              Professional
Corporation (214) 234-1769                         1445 Ross Avenue
                                                   Suite 3200
(Name, Address and Telephone                       Dallas, Texas  75202
Number, including area code of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

Title of                                        Proposed           Proposed
securities              Amount                  maximum            maximum             Amount of
to be                   to be                   offering price     aggregate offering  registration
registered              registered (1)          per share (2) (3)  price (2) (3)       fee (3)
- ----------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01          300,000                 $16.25             $4,693,902          $1,619
per share
- ----------------------------------------------------------------------------------------------------------

- ------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the benefit plan described herein.
(2)     Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457(c) and (h). Accordingly the price per share of common stock offered hereunder pursuant to the Plan is based upon (I) 277,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options issued under the Plan, at a price of $16.25, which is the average of the highest and lowest price per share of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System on May 8, 1996, and (ii) the following shares of Common Stock reserved for issuance under the Plan and subject to stock options already granted under the Plan at the following exercise price:

        Number of Shares subject to                     Exercise Price
        Outstanding Options                             Per Share
        ----------------------------                    --------------
                23,000                                     $8.375




                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        Micrografx, Inc. (the "Corporation") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (1) The Corporation's Annual Report on Form 10-K for the years ended June 30, 1995;

     (2) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995 and December 31, 1995;

     (3)  The Corporation's Report on Form 8-K dated April 2, 1996;

     (4) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents;

     (5) The description of Common Stock set forth in the registration statement on Form 8-A, filed with the Commission on July 24, 1990, including any amendment or report filed for the purpose of updating such description; and

     (6) Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement contained therein, in any subsequently filed amendment to this registration statement or in any document that also is incorporated by reference herein, modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.


- -----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended and the Note to Part I of Form S-8.

     The Corporation's Articles of Incorporation provide that the Corporation will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the full extent permitted by law. The Corporation believes that indemnification under its Articles of Incorporation covers at least negligence by indemnified parties, and permits the Corporation to advance litigation expenses in the case of shareholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Corporation's Articles of Incorporation permit the Corporation to purchase and maintain liability, indemnification and/or other similar insurance.

     The Corporation's Articles of Incorporation also provide that, pursuant to Texas law, its directors shall not be liable for monetary damages caused by an act or omission occurring in their capacity as directors. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Texas law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Corporation for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to a director, and for payment of dividends or acts or omissions for which a director is made expressly liable by applicable statute. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following documents are filed as a part of this registration statement.


EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBITS
- ------                    -----------------------

  4.1    Articles of Incorporation of the Company, as amended (Exhibit 3.1)(1)
  4.2    Amendment to Articles of Incorporation of the Company (Exhibit 3.2)(1)
  4.3    Amended and Restated Bylaws of the Company (Exhibit 3.3)(1)
  4.4    Amendments to Amended and Restated Bylaws of the Company
         (Exhibit 3.4)(2)
  4.5    1995 Director  Stock Option Plan
  4.6    Form of Nonstatutory Stock Option Agreement
  5.1    Opinion of Jenkens & Gilchrist, a Professional Corporation
 23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)
 23.2    Consent of Arthur Andersen LLP
 23.3    Consent of Roth Bookstein & Zaslow


- -------------
(1) Included as the Exhibit shown in parenthesis in the Company's Registration Statement on Form S-1, Registration No. 33-34842, and incorporated herein by reference.

(2) Included as the Exhibit shown in parenthesis filed in the Company's Annual Report on Form 10-K for the year ended March 31, 1993.

 24.1 Power of Attorney (see signature page of this Registration Statement - Page 5)
 99.1 Financial Statements of Visual Software, Inc. as of June 30, 1995 and 1994 and the two years ended June 30, 1995.
 99.2 Supplemental Consolidated Financial Statements of Micrografx, Inc. and Subsidiaries as of June 30, 1995 and 1994 and the three years ended June 30, 1995 (restated to reflect merger with Visual Software, Inc.)

Item 9. Undertakings.

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, Texas on May 9, 1996.

                                MICROGRAFX, INC.

                               By: /s/ J. Paul Grayson
                                   -----------------------------
                                   J. Paul Grayson
                                   Chairman of the Board of Directors and
                                   Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints J. Paul Grayson and Gregory A. Peters, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates included:


Signature                       Title                           Date
- ---------                       -----                           ----


/s/ J. Paul Grayson             Chairman of the Board           May 9, 1996
- ----------------------          of Directors and
J. Paul Grayson                 Chief Executive Officer
                                (Principal Executive Officer)


/s/ Gregory A. Peters           Senior Vice President,          May 9, 1996
- ------------------------        and Treasurer
Gregory A. Peters               (Principal Financial and
                                Accounting Officer)

/s/ David S. Gergacz            Director                        May 9, 1996
- ---------------------------
David S. Gergacz


/s/ Robert Kamerschen           Director                        May 9, 1996
- ---------------------------
Robert Kamerschen


/s/ Seymour Merrin              Director                        May 9, 1996
- --------------------
Seymour Merrin

/s/ Robert S. Miller            Director                        May 9, 1996
- --------------------
Robert S. Miller


/s/ Eugene P. Beard             Director                        May 9, 1996
- --------------------
Eugene P. Beard

                                 EXHIBIT INDEX


                                                                      SEQUENTIAL
EXHIBIT                                                               PAGE
NUMBER                     DESCRIPTION OF EXHIBIT                     NUMBER
- ------                     ----------------------                     -------
4.1      Articles of Incorporation of the Company, as amended
         (Exhibit 3.1)(1)
4.2      Amendment to Articles of Incorporation of the Company
         (Exhibit 3.2)(1)
4.3      Amended and Restated Bylaws of the Company (Exhibit 3.3)(1)
4.4      Amendments to Amended and Restated Bylaws of the Company
         (Exhibit 3.4)(2)
4.5      1995 Director  Stock Option Plan
4.6      Form of Nonstatutory Stock Option Agreement
5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation
23.1     Consent of Jenkens & Gilchrist, a Professional
         Corporation (included in their opinion filed as Exhibit 5.1)
23.2     Consent of Arthur Andersen LLP
23.3     Consent of Roth Bookstein & Zaslow
24.1 Power of Attorney (see signature page of this Registration Statement - Page 5).
99.1     Financial Statements of Visual Software, Inc. as of June 30,
         1995 and 1994 and the two years ended June 30, 1995.
99.2     Supplemental Consolidated Financial Statements of
         Micrografx, Inc. and Subsidiaries as of June 30, 1995 and
         1994 and the three years ended June 30, 1995 (restated to reflect merger with Visual Software, Inc.)

- ----------
(1) Included as the Exhibit shown in parenthesis in the Company's Registration Statement on Form S-1, Registration No. 33-34842, and incorporated herein by reference.

(2) Included as the Exhibit shown in parenthesis filed in the Company's Annual Report on Form 10-K for the year ended
         March 31, 1993.